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                                                                    EXHIBIT 10.3


                    COMMON STOCK PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT is entered into as of the 13th day of August, 1999 by and among Technology Solutions Company, a Delaware corporation ("TSC"), eLoyalty Corporation, a Delaware corporation ("eLoyalty" and, together with TSC, the "Sellers"), and those persons listed on the signature page as Purchasers (the "Purchasers").

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.       Purchase and Sale of the Shares.

         1.1 TSC Shares. Concurrently with the execution and delivery of this Agreement, TSC shall sell to the Purchasers, and Purchasers shall purchase from TSC, at the Average TSC Share Price, an aggregate of 500,000 shares of the common stock, par value $.01 per share, of TSC (the "TSC Shares"). The number of TSC Shares to be purchased by each Purchaser shall be as set forth opposite each such Purchaser's name on Exhibit A. The "Average TSC Share Price" means $9.0125, the average of the last reported closing prices per share of the Common Stock of TSC on the Nasdaq Stock Market ("NASDAQ") for the 10 consecutive trading days ending on June 25, 1999.

         1.2 eLoyalty Shares. Upon the terms and subject to the conditions of this Agreement (including Section 8.4), on the Funding Date (as defined below), eLoyalty shall sell to the Purchasers, and the Purchasers shall purchase from eLoyalty, at a price of $3.50 per share, an aggregate of 2,400,000 shares of the common stock, par value $.01 per share, of eLoyalty (the "eLoyalty Shares" and, together with the TSC Shares, the "Shares"). The number of eLoyalty Shares to be purchased by each Purchaser shall be as set forth opposite each such Purchaser's name on Exhibit A.

         1.3 Acknowledgment; Commercially Reasonable Efforts. (a) Purchasers acknowledge that, as of the date hereof, eLoyalty has no business or operations. Prior to the Funding Date, TSC intends to transfer the eLoyalty Business to eLoyalty. As part of such transfer, TSC intends to transfer to eLoyalty certain assets and liabilities related to the eLoyalty Business, to enter into certain agreements with eLoyalty relating to the provision of certain services by either TSC or eLoyalty to the other party and to the licensing of certain assets by TSC or eLoyalty to the other, to transfer to eLoyalty certain TSC employees engaged in the eLoyalty Business, and to establish employee benefits plans and other compensation arrangements for the eLoyalty employees. Such transfer is referred to as the "Business Transfer". The "eLoyalty Business" has the meaning specified in Exhibit B-1.

         (b) Following the receipt of the Revenue Ruling (as defined herein), Sellers agree to use their commercially reasonable efforts to effect the Business Transfer as expeditiously as is reasonably practicable. For purposes of the foregoing, "commercially reasonable efforts" shall include expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement.



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2.       Funding; Deliveries.

         2.1 Funding Date. The purchase and sale of the eLoyalty Shares shall be consummated on a date and at a time agreed upon by the Purchasers and eLoyalty, but in no event later than the third day after the conditions set forth in Sections 6.1(b) and 6.2 have been satisfied, at the offices of Sidley & Austin, Chicago, Illinois, or at such other place as shall be agreed upon by the Purchasers and eLoyalty. The time and date on which the purchase and sale of the eLoyalty Shares is actually held is referred to herein as the "Funding Date."

         2.2 Deliveries.

         (1) Concurrently with the execution and delivery of this Agreement:

         (1) TSC shall issue and deliver to the Purchasers certificates for the number of TSC Shares set forth opposite each Purchaser's name on Exhibit A.

         (2) Each Purchaser shall pay TSC an amount equal to the product of (x) the number of TSC Shares being acquired as set forth opposite each Purchaser's name on Exhibit A and (y) the Average TSC Share Price, by wire transfer of immediately available funds to the bank account specified by TSC.

         (2) Subject to the terms and conditions of this Agreement (including
Section 8.4), on the Funding Date:

         (1) eLoyalty shall issue and deliver to the Purchasers certificates for the number of eLoyalty Shares set forth opposite each Purchaser's name on Exhibit A.

         (2) Each Purchaser shall pay eLoyalty an amount equal to the product of
     (x) the number of eLoyalty Shares being acquired as set forth opposite each Purchaser's name on Exhibit A and (y) $3.50, by wire transfer of immediately available funds to the bank account specified by eLoyalty.

3. Representations and Warranties of Sellers. Sellers represent and warrant to and agree with the Purchasers as set forth in this Section 3. Sellers' representations and warranties to the Purchasers shall be subject to the exceptions set forth in the disclosure letter from Sellers to Purchasers dated as of the date hereof and relating to this Agreement (the "Disclosure Letter"). Absent fraud, the aggregate liability of Sellers for the breach of any representation or warranty of Sellers in this Section 3 and any certificate delivered on behalf of eLoyalty pursuant to this Agreement shall be limited to the gross sales price of the eLoyalty Shares sold to the Purchasers by eLoyalty. Notwithstanding anything contained herein to the contrary, on and after the Funding Date, TSC shall have no liability whatsoever for the breach of any representation and warranty contained in this Section 3 or in connection with any other claim arising out of this Section 3 (collectively, "Section 3 Claims"), and, on and after the Funding Date, any rights of Purchasers in connection with or arising out of a Section 3 Claim shall be brought solely and exclusively against eLoyalty.


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         3.1 Organization and Standing; Certificate and By-Laws. eLoyalty is a
corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. eLoyalty has the requisite corporate power to own and operate and to carry on the eLoyalty Business as presently conducted. On the Funding Date, eLoyalty will be qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its activities or of its properties owned or leased makes such qualification, licensing or domestication necessary, other than those jurisdictions in which the failure to do so would not reasonably be expected to have a material adverse effect on the eLoyalty Business. eLoyalty has furnished the Purchasers or their counsel with copies of eLoyalty's Certificate of Incorporation and By-Laws, including all amendments thereto. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

         3.2 Corporate Power. eLoyalty has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         3.3 Subsidiaries. eLoyalty does not, and after the Business Transfer will not, own or control, directly or indirectly, any equity interest in any other corporation, association or business entity.

         3.4 Capitalization. The authorized capital stock of eLoyalty consists of 100,000,000 shares of Common Stock, $0.01 par value, and 10,000,000 shares of Preferred Stock, $.01 par value. As of the date hereof, there are issued and outstanding 100 shares of Common Stock and no shares of Preferred Stock. All such shares are owned beneficially and of record by TSC and are validly issued, fully paid and nonassessable. Except as otherwise described in this Agreement and except for the transactions and issuances described in Section 7.5(e), as of the date hereof, there are no outstanding rights, plans, options, warrants, conversion rights, preemptive rights or agreements for the purchase or acquisition from eLoyalty of any shares of its capital stock or any of its other securities. The total number of shares of Common Stock of eLoyalty initially available for all grants of awards over the term of the eLoyalty 1999 Stock Incentive Plan (the "Plan"), other than Substitute Options (as defined in the
Plan), is 5,340,000, subject to adjustment as provided in the Plan. As of the date hereof, there are 4,899,000 shares of Common Stock of eLoyalty reserved for issuance upon the exercise of outstanding options issued pursuant to the Plan. eLoyalty has delivered to Purchasers a copy of the form of Stock Option Agreement which awards options under the Plan.

         3.5 Authorization.

         (1) All corporate action on the part of eLoyalty, its officers, directors and stockholders necessary for the execution, performance and delivery by eLoyalty of this Agreement have been taken or will be taken prior to the Funding Date. This Agreement is a valid and binding obligation of eLoyalty enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.



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         (2) The eLoyalty Shares to be sold on the Funding Date will be validly issued, fully paid and nonassessable and free of any liens, encumbrances and/or rights of first refusal imposed by or otherwise operating in favor of eLoyalty or its affiliates; provided, however, that such eLoyalty Shares will be subject to the restrictions set forth in this Agreement.

         3.6 Financial Statements. eLoyalty has delivered to each Purchaser unaudited consolidated financial statements (balance sheet and statement of income) of eLoyalty at December 31, 1998 and for the transition period then ended and its unaudited consolidated statement of income for the three-month period ended March 31, 1999 (the "Financial Statements"). Except as set forth therein, the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements do not contain footnotes. The Financial Statements fairly present in all material respects the financial condition and operating results of the eLoyalty Business as of the dates, and for the periods, indicated therein, subject in the case of the interim Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, eLoyalty has no liabilities, contingent or otherwise, required under generally accepted accounting principles to be reflected in the Financial Statements, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and (ii) liabilities which would not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the eLoyalty Business. eLoyalty maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         3.7 Absence of Changes. Since March 31, 1999: (a) except in connection with the transactions contemplated by the Business Transfer, neither Seller has entered into any transaction with any third party material to the eLoyalty Business which was not in the ordinary course of business; (b) there has been no materially adverse change in the financial condition or results of operations of the eLoyalty Business; (c) there has been no damage to, destruction of or loss of physical property of the eLoyalty Business (whether or not covered by insurance) materially adversely affecting the eLoyalty Business; (d) neither Seller has received notice that there has been a cancellation of an order for services provided by the eLoyalty Business or a loss of a customer of the eLoyalty Business, the cancellation or loss of which would reasonably be expected to materially adversely affect the financial condition or results of operations of the eLoyalty Business; (e) there has been no labor dispute involving the eLoyalty Business or its employees, and none is pending or, to eLoyalty's knowledge, threatened, in each case which would reasonably be expected to materially adversely affect the financial condition or results of operations of the eLoyalty Business; and (f) there have been no loans made or bonuses awarded by the Sellers to employees, officers or directors engaged in the eLoyalty Business, other than travel advances and other advances made in the ordinary course of business and bonuses awarded in the ordinary course of business.

         3.8 Tax Returns. The Sellers have, in respect of the eLoyalty Business, filed all federal and all material state and other tax returns which are required to be filed by them and have paid all taxes shown on such returns to be due and payable. Neither Seller has, in respect of the eLoyalty Business, been advised that any of its returns, whether federal, state or other, have been or are being audited as of the date hereof.


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         3.9 Title to Properties and Assets; Liens, etc. TSC has, and on the
Funding Date eLoyalty will have, good and marketable title to the properties and assets reflected in the Financial Statements (except properties and assets disposed of since the date of the Financial Statements at fair market value in the ordinary course of business) as being owned by such party and, with respect to the eLoyalty Business, good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case or in the aggregate materially detract from the value of the property of the eLoyalty Business taken as a whole or materially impair the operations of the eLoyalty Business and which have not arisen otherwise than in the ordinary course of business. On the Funding Date, eLoyalty will have sufficient title and ownership to, or sufficient rights to use, all of the material assets necessary to conduct the eLoyalty Business substantially as conducted as of the date hereof.

         3.10 Outstanding Indebtedness. Except as disclosed in the Financial Statements, neither Seller has, in respect of the eLoyalty Business, indebtedness to any third party for borrowed money which either Seller has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which eLoyalty has otherwise become directly or indirectly liable.

         3.11 Patents, Trademarks, etc. TSC has, and on the Funding Date eLoyalty will have, sufficient title and ownership of or valid licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the eLoyalty Business as now conducted, and neither Seller is aware of any conflict with or infringement of the rights of others. Neither Seller has received any communications alleging, and neither Seller is aware, that the eLoyalty Business has violated or, by conducting the eLoyalty Business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

         3.12 Compliance with Other Instruments. eLoyalty is not in violation of any term of its Certificate of Incorporation or By-Laws as heretofore amended. Neither Seller is, in respect of the eLoyalty Business, in violation in any material respect of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it or by which it is bound or to which its properties are subject (collectively, "Seller Legal Requirements"), which violation or violations, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the eLoyalty Business. The execution, delivery and performance of and compliance with this Agreement and the transactions contemplated hereby will not result in any violation of, will not be in conflict with, will not constitute an event that, with the lapse of time or action by a third party, will result in a default under, any of the Seller Legal Requirements, and will not result in the creation of any lien or encumbrance upon any of the properties or assets of the eLoyalty Business, except in connection with the transactions contemplated by the Business Transfer and except for such violations, conflicts, events, liens or encumbrances which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition or the results of operations of the eLoyalty Business.





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         3.13 Employees. To eLoyalty's knowledge, none of the officers or employees engaged primarily in the eLoyalty Business is obligated under any contract or commitment of any nature or subject to any judgment, decree, order or claim of any court, administrative agency, person or entity which would conflict with any obligation of any such officer or employee to use his or her best efforts to promote the interests of the eLoyalty Business. To eLoyalty's knowledge, conducting the eLoyalty business as currently contemplated will not conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any material contract, covenant or instrument under which any of such officers or employees is now obligated or any legal obligation applicable to them.

         3.14 Litigation, etc.. There are no actions, proceedings or investigations pending or, to eLoyalty's knowledge, threatened against the Sellers in respect of the eLoyalty Business which, either in any case or in the aggregate, would reasonably be expected to result in any material adverse change in the financial condition or results of operations of the eLoyalty Business or in any material impairment of the right or ability of the Sellers to carry on the eLoyalty Business as now conducted or as proposed to be conducted, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith. Neither Seller, in respect of the eLoyalty Business, is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         3.15 Material Contracts and Commitments. The Disclosure Letter sets forth as of the date hereof a true and complete list, in respect of the eLoyalty Business, of all (i) written or oral contracts to which either Seller is a party or otherwise bound requiring future annual expenditures by either Seller to vendors of more than Two Hundred Fifty Thousand Dollars ($250,000), (ii) employment, consulting or agency contracts not terminable without penalty upon notice of ninety (90) days or less and (iii) bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase or other similar plans or arrangements (the "Material Contracts"). eLoyalty has delivered to counsel for the Purchasers true and complete copies of all of the written Material Contracts set forth in the Disclosure Letter requested in writing by counsel for the Purchasers. All of the Material Contracts are valid, binding and in full force and effect in all material respects. Neither Seller is in material default under any of such Material Contracts. To eLoyalty's knowledge, no other party to any of the Material Contracts is in material default thereunder.

         3.16 Governmental Consent, etc. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Sellers is required in connection with the valid execution and delivery of this Agreement or the performance of the Sellers' obligations hereunder.

         3.17 Insurance. In the reasonable judgment of eLoyalty, TSC maintains, and on the Funding Date eLoyalty will maintain, (a) insurance on all assets and activities of the eLoyalty Business covering property damage and loss of income by fire or other casualty that is adequate in light of the business and risks of the eLoyalty Business, (b) insurance protection against all other claims and risks that is reasonable in light of the business and risks of the eLoyalty Business and (c) directors' and officers' insurance that is reasonable in light of the business and risks of the eLoyalty Business.


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         3.18 Certain Transactions. Neither Seller, in respect of the eLoyalty
Business, is indebted, either directly or indirectly, to any of its officers, directors or stockholders or to their respective spouses or children (collectively "Affiliated Parties"), in any amount in excess of $100,000 other than for payment of salary for services rendered and reasonable expenses; and none of such Affiliated Parties are indebted to either Seller in an amount in excess of $100,000. No Affiliated Party has any direct or indirect ownership interest in any firm or corporation with which either Seller has a business relationship which is material to the eLoyalty Business or, to the knowledge of eLoyalty, any firm or corporation which competes with the eLoyalty Business. To eLoyalty's knowledge, no Affiliated Party is, directly or indirectly, interested in any third-party contract with either Seller which is material to the eLoyalty Business.

         3.19 Offering. Subject in part to the truth and accuracy of each Purchaser's representations set forth in Section 5 of this Agreement, the offer, sale and issuance of the eLoyalty Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither eLoyalty nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.20 Information. Sellers have provided each Purchaser with all the information that such Purchaser has requested in writing for deciding whether to purchase the eLoyalty Shares.

         3.21 Registration Rights. eLoyalty has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         3.22 Minute Books. The minute books of eLoyalty contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects. eLoyalty has delivered a true and complete copy of the minute books to counsel for the Purchasers to the extent requested in writing.

         3.23 Labor Agreements and Actions. Neither Seller in respect of the eLoyalty Business is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to Sellers' knowledge, has sought to represent any of the employees, representatives or agents of Sellers engaged primarily in the eLoyalty Business. There is no strike or other labor dispute involving the eLoyalty Business pending, or to Sellers' knowledge, threatened that would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the eLoyalty Business, nor is either Seller aware of any labor organization activity involving its employees engaged primarily in the eLoyalty Business.

         3.24 Proprietary Information Agreements. To Sellers' knowledge, each employee at TSC's facility in Austin, Texas has executed a Proprietary Information Agreement, substantially in the form previously delivered to Purchasers.



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         3.25 Disclosure. As of the date hereof, no representation or warranty by eLoyalty in this Agreement, after giving effect to the disclosures set forth in the Disclosure Letter, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make such representation or warranty not materially misleading.

         3.26 Employee Relations. As of the date hereof, none of the individuals set forth in the Disclosure Letter shall have resigned.

         3.27 Employee Benefit Plans. As of the date hereof, eLoyalty does not have any "Employee Benefit Plan," as defined in the Employee Retirement Income Security Act of 1974, as amended, to which employees engaged primarily in the eLoyalty Business are entitled to receive benefits.

4. Representations and Warranties of TSC. TSC represents and warrants to and agrees with the Purchasers as set forth in this Section 4. The representations and warranties of TSC shall be subject to the Disclosure Letter. The aggregate liability of TSC for the breach of any representation or warranty of TSC in this Section 4 shall be limited to the gross sales price of the TSC Shares sold to the Purchasers by TSC.

         4.1 Authority.

         (1) TSC has all requisite corporate power to enter into this Agreement and the TSC Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the TSC Registration Rights Agreement.

         (2) Each of this Agreement and the TSC Registration Rights Agreement has been duly and validly authorized by TSC and duly executed and delivered by TSC and constitutes a valid and binding obligation of TSC enforceable in accordance with its terms, except in each case as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies and except, in the case of the TSC Registration Rights Agreement, as limited by principles of public policy.

         (3) The TSC Shares to be sold on the date hereof will be validly issued, fully paid and nonassessable and free of any liens, encumbrances and/or rights of first refusal imposed by or otherwise operating in favor of TSC or its affiliates; provided, however, that such TSC Shares will be subject to the restrictions set forth in this Agreement.

         4.2 Conflicts. TSC's compliance with its obligations hereunder and under the TSC Registration Rights Agreement will not violate, conflict with or constitute a breach of any agreement, arrangement, commitment or understanding to which it is a party or by which it is bound.

         4.3 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or agency is required on the part of TSC in connection with the valid execution and delivery of this Agreement or the TSC Registration Rights



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

Agreement or the offer and sale of the TSC Shares by it, except such consents, approvals or authorizations as have already been obtained or made.

         4.4 SEC Documents and Other Reports. TSC has filed all required documents with the Securities and Exchange Commission (the "SEC") since January 1, 1998 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of TSC included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of TSC and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         4.5 Absence of Certain Changes or Events. Except as disclosed in SEC Documents filed with the SEC prior to the date of this Agreement, since December 31, 1998, (A) TSC and its subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would reasonably be expected to result in a material adverse effect on the financial condition or results of operations of TSC and its subsidiaries taken as a whole, (B) TSC and its subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a material adverse effect on the financial condition or results of operations of TSC and its subsidiaries taken as a whole and (C) there has been no material adverse change with respect to the financial condition or results of operations of TSC and its subsidiaries taken as a whole.

         4.6 Litigation. There are no actions, proceedings or investigations pending or, to TSC's knowledge, threatened against TSC which, either in any case or in the aggregate, would reasonably be expected to result in any material adverse change in the financial condition or results of operations of TSC and its subsidiaries taken as a whole.

         4.7 Disclosure. As of the date hereof, no representation or warranty by TSC in this Agreement, after giving effect to the disclosures set forth in the Disclosure Letter and the SEC Documents, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make such representation or warranty not materially misleading.



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         4.8 Options. As of the distribution to stockholders of TSC of the
Common Stock of eLoyalty held by TSC (the "Spin-Off"), the number of shares of TSC Common Stock subject to options which will be converted into options to purchase shares of eLoyalty Common Stock will not exceed 8,400,145, subject to adjustment for any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event involving TSC Common Stock, or any distribution to holders of TSC Common Stock other than a regular cash dividend.

5. Representations and Warranties of the Purchasers and Restrictions on Transfer Imposed by the Securities Act of 1933.

         5.1 Representations and Warranties by Each Purchaser. Each Purchaser understands that the Shares have not been and, except pursuant to the TSC Registration Rights Agreement (as defined below), will not be registered under the Securities Act, or the securities laws of any state, and that they are being sold to the Purchasers pursuant to an exemption from registration or qualification, as applicable, contained in the Securities Act or said state securities laws, based in part upon the representations of the Purchasers contained herein. Each Purchaser hereby severally represents and warrants to and agrees with the Sellers as follows:

         (1) Such Purchaser has received a copy of the Financial Statements and the SEC Documents and has carefully reviewed the Financial Statements, the SEC Documents and this Agreement. All matters relating to the Financial Statements, the SEC Documents and this Agreement have been discussed with such Purchaser and explained to such Purchaser's satisfaction by the Sellers, the management of the Sellers or persons acting on their behalf. Such Purchaser understands that this investment involves substantial risks and has independently examined and investigated the Sellers in making its decision to acquire the Shares. Such Purchaser or its representative has made inquiry deemed by it to be satisfactory concerning each Seller, its business and services, its officers and its personnel. The officers, directors, stockholders, employees and agents of each Seller have made available to such Purchaser or its representative any and all requested written information.

         (2) Such Purchaser is able to bear the economic risk of the investment contemplated by this Agreement. Such Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from such registration is available. Such Purchaser is acquiring the Shares for such Purchaser's own account for investment and not with a view toward the distribution thereof.

         (3) Such Purchaser is duly organized, validly existing and in good standing, if applicable, under the laws of the jurisdiction of its formation. Such Purchaser has all requisite power to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly and validly authorized by such Purchaser, duly executed and delivered by the Purchaser or an authorized representative of such Purchaser and constitutes a valid, legal and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability is limited by applicable insolvency and other laws affecting creditors' rights generally, and by the availability of equitable remedies. The execution and delivery of this Agreement by such

Purchaser, the performance by such Purchaser of its obligations under this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of the charter or bylaws, as amended, of the Purchaser or other documents, as amended, pursuant to which it was formed, as the case may be, or any statute, rule, regulation or order of any court or governmental agency or body having jurisdiction over such Purchaser or any of its property, or in any material respect, any mortgage, indenture, contract, agreement or instrument to which such Purchaser is a party or to which the Purchaser is otherwise subject.

         (4) Such Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and/or is a partnership composed solely of partners of such Purchaser, each of whom: (i) is an accredited investor and/or (ii) has responsibility for evaluating the investment in the Shares by such Purchaser, with an adequate net worth and means of providing for his current needs and possible personal contingencies to sustain a complete loss of the partnership's investment in the Shares.

         (5) Such Purchaser was not organized for the specific purpose of acquiring the TSC Shares or the eLoyalty Shares.

         (f) In the case of each Purchaser (other than Sutter Hill Ventures), such Purchaser's sole general partner is Technology Crossover Management III, L.L.C.

         5.2 Legends. (a) Each certificate representing the Shares may be endorsed with legends in substantially the following forms:

         (1) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE DISPOSED OF, WHETHER BY SALE, ASSIGNMENT, TRANSFER, MORTGAGE, PLEDGE, ENCUMBRANCE OR OTHERWISE, UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR ANY APPLICABLE STATE "BLUE SKY" OR SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE CORPORATION THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR APPLICABLE BLUE SKY OR SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

         (2) Any other legends required by applicable state securities laws.

         (b) Neither Seller need register a transfer of any Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the applicable conditions for transfer are satisfied.

         5.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 5.2(a)(i) and the stop transfer instructions with respect to such Shares shall be removed, and the applicable Seller shall issue a certificate without such legend to the holder thereof, if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, or if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or if such holder provides the applicable Seller with an opinion of counsel for such holder reasonably satisfactory to legal counsel for the applicable Seller, to the effect that such Shares may be sold, transferred or assigned without registration.

6.       Conditions.

         6.1 Conditions to the Obligations of the Purchasers. (a) Each Purchaser's obligation to purchase TSC Shares is subject to the fulfillment on or prior to the date hereof of the conditions set forth in this Section 6.1(a).

         (1) The representations and warranties made by TSC in Section 4, when read together with the Disclosure Letter, shall be true and correct in all material respects when made.

         (2) The TSC Shares shall have been approved for listing on NASDAQ.

         (3) TSC shall have entered into a Registration Rights Agreement, substantially in the form of Exhibit C (the "TSC Registration Rights Agreement").

         (4) Purchasers shall have received an opinion of Sidley & Austin substantially in the form attached to Exhibit D-1.

         (v) Purchasers shall have received a copy of TSC's Restated Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware.

         (vi) Purchasers shall have received a certificate of good standing issued as of a recent date by the Secretary of State of the State of Delaware and the Secretary of State of the State of Illinois.

         (vii) Purchasers shall have received a certificate of the secretary of TSC, dated as of a recent date, as to (i) no amendments to the Restated Certificate of Incorporation of TSC since a specified date, (ii) the By-laws of TSC, (iii) the resolutions adopted by the Board of Directors of TSC authorizing the execution and performance of this Agreement and the transactions contemplated hereby and (iv) incumbency and signatures of the officers of TSC executing this Agreement and any ancillary agreement.

                  Notwithstanding the failure of any one or more of the foregoing conditions, each Purchaser may proceed with the purchase of the TSC Shares without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that on or prior to the execution of this Agreement TSC delivers to Purchasers a written notice specifying in reasonable detail the failure of any of such conditions or the breach by TSC of any of the representations or warranties of TSC herein, and nevertheless such Purchaser proceeds with the purchase of the TSC Shares, such Purchaser shall be deemed to have waived for all purposes any rights or remedies it may have against the Sellers by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.

                  (b) Each Purchaser's obligation to purchase eLoyalty Shares is subject to the fulfillment on or prior to the Funding Date of the conditions set forth in this Section 6.1(b), any of which may be waived by such Purchaser.

                  (i) Each of the representations and warranties of the Sellers contained in Section 3 that is qualified by materiality, when read together with the Disclosure Letter as of the date hereof, shall be true and correct on and as of the Funding Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties that is not so qualified, when read together with the Disclosure Letter as of the date hereof, shall be true and correct in all material respects on and as of the Funding Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement.

                  (ii) eLoyalty shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Funding Date.

                  (iii) TSC shall have received a ruling (the "Revenue Ruling") from the Internal Revenue Service that the Spin-Off qualifies as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended.

                  (iv) eLoyalty shall have sufficient title and ownership to, or sufficient rights to use, all of the material assets necessary to conduct the eLoyalty Business substantially as conducted as of the date hereof and as of the Funding Date.

                  (v) TSC shall have completed the Business Transfer, including, without limitation, the transfer to eLoyalty of the assets described in Exhibit B-2.

                  (vi) eLoyalty shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary for consummation of the transactions contemplated by this

     Agreement, except for such consents, permits and waivers which the failure to obtain would not reasonably be expected to have a material adverse effect on the financial condition or results of operation of the eLoyalty Business.

         (vii) No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby.

         (viii) eLoyalty shall have delivered to the Purchasers a certificate, executed by the President or any Vice President of eLoyalty, dated the Funding Date, certifying to the fulfillment by eLoyalty of the conditions specified in subsections (i), (ii) and (iv) of this Section 6.1(b).

         (ix) Notwithstanding any other provision of this Agreement, including, without limitation, Exhibit B-2, between the date hereof and the Funding Date, there shall not have been any material adverse change (including, without limitation, taking into account the terms of the Business Transfer) in the financial condition, results of operations or prospects of the eLoyalty Business.

         (x) Purchasers shall have received opinions of Sidley & Austin and counsel to TSC in substantially the forms attached as Exhibit D-2.

         (xi) Purchasers shall have received a copy of the audited consolidated financial statements of eLoyalty as of December 31, 1998 and for the period then ended, and there shall not have been any material adverse change from the Financial Statements delivered by eLoyalty pursuant to Section 3.6.

         (xii) Purchasers shall have received a copy of eLoyalty's Certificate of Incorporation, as amended, certified as of a recent date by the Secretary of State of the State of Delaware.

         (xiii) Purchasers shall have received a certificate of good standing issued as of a recent date by the Secretary of State of the State of Delaware.

         (xiv) Purchasers shall have received a certificate of the secretary of eLoyalty, dated as of a recent date, as to (i) no amendments to the Certificate of Incorporation of eLoyalty since a specified date, (ii) the By-laws of eLoyalty, (iii) the resolutions adopted by the Board of Directors of eLoyalty authorizing the execution and performance of this Agreement and the transactions contemplated hereby and (iv) incumbency and signatures of the officers of eLoyalty executing this Agreement and any ancillary agreement.

         (xv) Purchasers shall have received a schedule of assets owned by or to be contributed to eLoyalty in substantially final form at least 2 business days prior to the Funding Date.

         (xvi) Kelly D. Conway shall not have resigned from eLoyalty.

         Notwithstanding the failure of any one or more of the foregoing conditions, each Purchaser may proceed with the purchase of the eLoyalty Shares without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that on or prior to the Funding Date eLoyalty delivers to Purchasers a written notice specifying in reasonable detail the failure of any of such conditions or the breach by eLoyalty of any of the representations or warranties of eLoyalty herein, and nevertheless such Purchaser proceeds with the purchase of the eLoyalty Shares, such Purchaser shall be deemed to have waived for all purposes any rights or remedies it may have against the Sellers by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.

         6.2 Conditions to the Obligations of eLoyalty. The obligation of eLoyalty to sell the eLoyalty Shares and the obligations of eLoyalty to comply with the other covenants and agreements set forth herein are subject to the fulfillment on or prior to the Funding Date of the following conditions, any of which may be waived by eLoyalty.

         (1) The representations and warranties made by each Purchaser shall be true and correct in all material respects on the Funding Date with the same force and effect as if they had been made on and as of said date; and each such Purchaser shall have performed or observed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Funding Date.

         (b) TSC shall have received the Revenue Ruling.

         (c) The conditions set forth in subsections (vi) and (vii) of Section 6.1(b) shall have been fulfilled.

         Notwithstanding the failure of any one or more of the foregoing conditions, eLoyalty may proceed with the sale of the eLoyalty Shares without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that on or prior to the Funding Date a Purchaser delivers to eLoyalty a written notice specifying in reasonable detail the failure of any of such conditions or the breach by such Purchaser of any of the representations or warranties of such Purchaser herein, and nevertheless eLoyalty proceeds with the sale of the eLoyalty Shares, eLoyalty shall be deemed to have waived for all purposes any rights or remedies it may have against such Purchaser by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.

         7. Affirmative Covenants of eLoyalty. eLoyalty hereby covenants and agrees as follows:

         7.1 Basic Financial Information. From and after the Funding Date, eLoyalty will furnish to each Purchaser, as soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of eLoyalty and its subsidiaries, if any, as at the end of such fiscal year and consolidated statements of income and surplus and consolidated statements of cash flows of eLoyalty and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and certified by independent public accountants of recognized national standing selected by eLoyalty.

         7.2 Additional Financial and Other Information. From and after the Funding Date, eLoyalty will deliver the financial and other information hereafter described in this Section 7.2 to each Purchaser.

         (1) As soon as available and in any event within forty-five (45) days after the close of each fiscal quarter (other than at the end of a fiscal year), quarterly unaudited financial statements of eLoyalty, including a balance sheet, profit and loss statement, cash flow analysis, and comparison to year earlier results and to projected results.

         (2) As soon as practicable after the adoption or approval by eLoyalty's Board of Directors, an annual plan for each fiscal year which shall include monthly capital and operating expense budgets, cash flow statements, projected balance sheets and profit and loss projections for each such month and for the end of the year, itemized in such detail as the Board of Directors may reasonably determine.

         7.3 Board of Directors. From and after the Funding Date (and, in any event, prior to the earlier to occur of eLoyalty's sale of Common Stock pursuant to a firm commitment underwritten offering upon an effective registration statement under the Securities Act (an "IPO") or the Spin-Off), eLoyalty shall exert its best efforts to cause a nominee of each of Technology Crossover Ventures and Sutter Hill Ventures to be nominated, elected and maintained as a member of eLoyalty's Board of Directors. TSC agrees to vote its shares of Common Stock of eLoyalty in favor of such nominees.

         7.4 Employee Stock Issuances. eLoyalty shall issue shares of its capital stock or grant options to purchase shares of its capital stock pursuant to the Plan providing for the issuance of stock in the manner and subject to the terms and conditions outlined in Exhibit E or upon issuance of options which are substituted for options to purchase shares of TSC Common Stock. eLoyalty agrees not to amend Sections 1.5 or 2.4 of the Plan to increase the number of shares of Common Stock of eLoyalty available for issuance under the Plan.

         7.5 Preemptive Rights.

         (1) If, at any time after the Funding Date and prior to the termination of these preemptive rights pursuant to Section 7.9, eLoyalty should enter into an agreement to issue, in a transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any Equity Securities (as hereinafter defined), it shall give each Purchaser the right to purchase a pro rata portion of such privately offered Equity Securities on the same terms as eLoyalty is willing to sell such Equity Securities to any other person. A Purchaser's pro rata share, for purposes of this Section 7.5, is the number of whole shares obtained by multiplying the proposed number of new Equity Securities by a fraction, the numerator of which is the number of shares of Common Stock of eLoyalty held by such Purchaser, and the denominator of which is the total number of issued and outstanding shares of Common Stock of eLoyalty as of the date of the written notice pursuant to subsection (b) below (assuming full exercise of all outstanding options and conversion of all outstanding Preferred Stock). The intention of this Section 7.5 is to provide Purchasers with an opportunity to purchase their pro rata share of any proposed issuance of Equity Securities so as to avoid dilution and maintain each Purchaser's respective percentage ownership interest in eLoyalty.

         (2) Prior to any sale or issuance by eLoyalty of any Equity Securities subject to preemptive rights as described in this Section 7.5, eLoyalty shall notify the Purchasers in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within twenty (20) business days after receipt of such notice, each Purchaser shall notify eLoyalty whether the Purchaser desires to exercise the option to purchase all or any part of such Purchaser's pro rata share of the Equity Securities so offered. If a Purchaser elects not to purchase its pro rata share, such amount may be purchased by those Purchasers electing to purchase their pro rata share of the Equity Securities.

         (3) After termination of the twenty (20) day period specified in subsection (b) above, eLoyalty may, during a period of ninety (90) days following the end of such twenty (20) day period, sell and issue (or enter into an agreement to sell and issue) such Equity Securities as to which the Purchasers do not exercise their option to purchase, to another person upon the same terms and conditions as those set forth in the notice to the Purchasers. In the event eLoyalty has not sold the Equity Securities within said ninety (90) day period, eLoyalty shall not thereafter issue or sell any Equity Securities without again offering such securities to the Purchasers in the manner provided above.

         (4) If any Purchaser exercises its option to purchase any of the Equity Securities offered by eLoyalty, payment for the Equity Securities shall be by wire transfer, against delivery of the Equity Securities at the executive offices of eLoyalty at the closing of such transaction. eLoyalty and such Purchasers shall take all such reasonable actions as may be required by any regulatory authority in connection with the exercise by the Purchasers of the right to purchase Equity Securities as set forth in this Section 7.5.

         (5) For purposes of this Agreement, the term "Equity Securities" shall mean (i) Common Stock, rights, options or warrants to purchase Common Stock,
(ii) any security other than Common Stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends, (iii) any security convertible into or exchangeable for any of the foregoing, or (iv) any agreement or commitment to issue any of the foregoing, other than (1) the issuance of shares of Common Stock in an IPO, (2) options to purchase shares of Common Stock granted pursuant to the Plan and any issuance of shares of Common Stock pursuant to such options, (3) options to purchase shares of Common Stock which are substituted for options to purchase shares of TSC Common Stock and any issuances of Common Stock pursuant to such options and (4) preferred stock purchase rights in connection with a stockholders rights plan.

         7.6 Confidentiality of Information. Each Purchaser agrees that all information obtained by such Purchaser pursuant to Sections 7.1 and 7.2 shall be deemed proprietary and confidential to eLoyalty and will not be disclosed to any person or entity, or used other than in connection with the evaluation of its investment in eLoyalty, without the prior written consent of eLoyalty; provided, however, that notwithstanding the foregoing, each Purchaser may disclose such information without the prior written consent of eLoyalty to its partners, associates or employees to the extent required in order to evaluate this investment and as may be necessary to continue to evaluate eLoyalty, it being understood that each Purchaser shall be responsible for any breach of this Section 7.6 by its partners, associates and employees. Each Purchaser further agrees that it will require any transferee of its eLoyalty Shares to agree to become subject to the confidentiality obligations of the transferring Purchaser hereunder. At the request of eLoyalty, any Purchaser or any transferee of a Purchaser who receives information with respect to the terms and conditions of any proposed offering pursuant to Section
7.5 or Section 7.8 or in any negotiations with eLoyalty of any private placement shall maintain the confidentiality of such information and shall not disclose such information to any party with whom eLoyalty is negotiating the proposed offering or any other offering of its securities or with whom eLoyalty may negotiate any other offering of its securities.

         7.7 Management Rights Agreement. eLoyalty shall execute a management rights letter with TCV III (Q), L.P. ("TCV"), the form of which is attached hereto as Exhibit F, pursuant to which a TCV representative shall have the right to attend all meetings of the eLoyalty Board of Directors in a non-voting advisory capacity, shall be entitled to consult with and advise management of eLoyalty on significant business issues and shall have the right to examine eLoyalty company records.

         7.8 Issuance of Equity Securities. eLoyalty covenants that, from and after the date hereof (except as otherwise provided herein or unless Purchasers have given their prior written consent, which consent shall not be unreasonably withheld and which consent shall be deemed granted if Purchasers have not delivered a written notice of objection to eLoyalty within ten (10) business days of Purchasers' receipt of written notice of a proposed issuance of Equity Securities), it shall not issue Equity Securities to any person, other than the issuance of shares of eLoyalty Common Stock to TSC on or prior to the Funding Date.

         7.9 Termination of Covenants. Notwithstanding anything contained herein to the contrary, the covenants set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5,
7.7 and 7.8 shall terminate and be of no further force and effect upon the earlier to occur of (i) the closing of the IPO and (ii) the closing of the Spin-Off.

8.       Additional Agreements.

         8.1 Indemnification; Reimbursement. Prior to the Funding Date, eLoyalty will enter into indemnification agreements in customary form with its directors and will amend its Certificate of Incorporation to provide for indemnification of directors to the maximum extent permitted by law. eLoyalty will reimburse all non-employee directors for their reasonable expenses to attend Board meetings.

         8.2 IPO Lockup; Cooperation. In connection with the IPO, the Purchasers agree to enter into a lockup agreement with the underwriters containing customary terms and conditions and restricting sales of Common Stock of eLoyalty for a period of up to 180 days following the IPO

(provided (i) directors and officers of eLoyalty agree to the same lockup and (ii) such agreement shall provide that any discretionary waiver or termination of the restrictions of such agreements by eLoyalty or representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares subject to such agreements). Notwithstanding the foregoing, shares of Common Stock of eLoyalty purchased by a Purchaser in or following the IPO are specifically excluded from the lockup restrictions contained in this Section 8.2. In addition, the Purchasers agree to cooperate with the Sellers and to take such actions as may be reasonably requested by the Sellers (including furnishing any necessary information) in order to facilitate the IPO and the Spin-Off. eLoyalty agrees to provide Purchasers with five days advance written notice prior to its initial filing of a Registration Statement on Form S-1 with respect to an IPO.

         8.3 Put Right. (a) If, prior to the first anniversary of the date of this Agreement, eLoyalty has not closed an IPO or the Spin-Off, each Purchaser may, by written notice to eLoyalty (the "Put Notice"), elect to sell all of its eLoyalty Shares to eLoyalty at a date specified in the Put Notice, which date shall be not less than 30 nor more than 60 days after the date the Put Notice is delivered to eLoyalty. Upon delivery of the Put Notice, eLoyalty shall be obligated to purchase from such Purchaser, and such Purchaser shall be obligated to sell to eLoyalty, such eLoyalty Shares on such date at a purchase price of $4 per eLoyalty Share as adjusted pursuant to Section 8.4(b) below (the "Put Price"). Following the closing of the purchase of such Purchaser's eLoyalty Shares, the Sellers shall have no further liability or obligation whatsoever to such Purchaser under this Agreement or in connection with the sale of Shares or otherwise.

         (b) If at any time after the Funding Date and prior to the earlier to occur of the closing of the IPO or the Spin-Off, TSC ceases to own a majority of the outstanding eLoyalty shares on a fully diluted basis or eLoyalty enters into an agreement to sell all or substantially all of its assets, each Purchaser may deliver a Put Notice to eLoyalty. Upon delivery of the Put Notice, eLoyalty shall be obligated to purchase from such Purchaser, and such Purchaser shall be obligated to sell to eLoyalty, all of its eLoyalty Shares on the date specified in the Put Notice at the Put Price (which shall in no event be earlier than the closing of the proposed transaction). Following the closing of the purchase of such Purchaser's eLoyalty Shares, the Sellers shall have no further liability or obligation whatsoever to such Purchaser under this Agreement or in connection with the sale of Shares or otherwise.

         8.4 Adjustment of Number of eLoyalty Shares and Put Right. (a) The Purchasers acknowledge that the number of eLoyalty Shares being sold pursuant to this Agreement was calculated based upon the assumption that the aggregate number of shares of Common Stock of eLoyalty to be owned by TSC on the Funding Date will be 41,400,000. The number of eLoyalty Shares being sold pursuant to this Agreement (i.e., initially 2,400,000) and the per share purchase price (i.e., initially $3.50) shall be adjusted on the Funding Date as follows. The number of eLoyalty Shares being sold pursuant to this Agreement shall be adjusted to equal the number of eLoyalty Shares subject to this Agreement immediately prior to the Funding Date multiplied by the Adjustment Ratio (as hereinafter defined). The per share purchase price applicable hereto shall be adjusted to equal the per share price applicable hereto immediately prior to the Funding Date divided by the Adjustment Ratio and then rounded up to the nearest cent. Any adjustment that would otherwise result in the purchase of a fraction of an eLoyalty Share shall be rounded to the nearest whole number. As used herein, the term "Adjustment Ratio" shall mean that number, equal to a fraction, rounded down to the nearest one-millionth, the numerator of which shall be equal to the number of shares of Common Stock of eLoyalty owned by TSC on the Funding Date and the denominator of which is 41,400,000. Notwithstanding the foregoing adjustment to the number of eLoyalty Shares being sold pursuant to this Agreement, in no event shall the aggregate number of eLoyalty Shares available for purchase by the Purchasers on the Funding Date equal less than 4.171% of the Fully Diluted Capitalization of eLoyalty. For purposes of this Section 8.4, "Fully Diluted Capitalization" means the number of shares of eLoyalty Common Stock equal to the sum of the following: (i) the number of shares of eLoyalty Common Stock held by TSC (i.e., assumed to be 41,400,000 shares as of the date hereof); (ii) the number of shares of eLoyalty Common Stock subject to options that are contemplated to be granted in connection with the Spin-Off in substitution for options to acquire shares of TSC Common Stock (i.e., assumed to be 8,400,145 shares as of the date hereof);
(iii) the number of shares of eLoyalty Common Stock (other than those described in clause (ii)) that are reserved for issuance pursuant to the Plan as of the date hereof (i.e., assumed to be 5,340,000 shares); and (iv) the number of shares of eLoyalty Common Stock acquired by the Purchasers pursuant to this Agreement. For purposes of determining the calculation in clause (ii) above, it is agreed that the number of shares of TSC Common Stock subject to options which may be converted into eLoyalty options shall be multiplied by the Adjustment Ratio in order to obtain the relevant number of shares of eLoyalty Common Stock subject to options. No adjustment shall be made after the Funding Date if the actual number of eLoyalty shares under clause (ii) as of the Spin-Off varies from the assumed number for purposes of this calculation.

         (b) In the event of any adjustment pursuant to Section 8.4(a), the parties agree that the Put Price shall be adjusted to equal $4 divided by the Adjustment Ratio and then rounded up to the nearest cent.

         8.5 Termination. (a) Anything contained in this Agreement to the contrary notwithstanding, the purchase and sale of the eLoyalty Shares may be terminated at any time prior to the Funding Date:

         (1) by the mutual written consent of the Purchasers and eLoyalty;

         (2) by the Purchasers or eLoyalty if TSC shall not have received the Revenue Ruling on or before December 31, 1999;

         (3) by Purchasers or eLoyalty if the Funding Date shall not have occurred on or before the first anniversary of the date of this Agreement (or such later date as may be agreed to in writing by Purchasers and eLoyalty); or

         (4) by Purchasers in the event of any material breach of Section 1.3(b) by Sellers and the failure of Sellers to cure such breach within 30 days after receipt of written notice from Purchasers that such breach be cured.

                  (b) Any party desiring to terminate the purchase and sale of the eLoyalty Shares pursuant to Sections 8.5(a)(ii), 8.5(a)(iii) or 8.5(a)(iv) shall give written notice of such termination of the other parties to this Agreement.

                  (c) In the event that the purchase and sale of the eLoyalty Shares shall be terminated pursuant to Section 8.5(a), all further obligations of the parties under this Agreement (other than Section 9.9) shall be terminated without further liability of any party to the others; provided, however, that if the purchase and sale of the eLoyalty Shares is terminated pursuant to Section 8.5(a)(iv), TSC shall pay each Purchaser an amount equal to the product of (x) the number of eLoyalty Shares set forth opposite each Purchaser's name on Exhibit A and (y) $.50, as liquidated damages (such payment being referred to herein as the "Termination Fee"). Except for the Termination Fee, Purchasers will have no other remedy, whether at law or in equity, for any breach by Sellers of Section 1.3(b). THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT DETERMINING ACTUAL DAMAGES IN THE EVENT OF A BREACH BY SELLERS OF SECTION 1.3(b) WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT SET FORTH ABOVE REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF THE AMOUNT SET FORTH ABOVE IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASERS.

9.       Miscellaneous.

         9.1 Waivers and Amendments. With the written consent of the party or parties entitled to the benefit thereof, any obligation under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). In addition, the Purchasers and eLoyalty may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement relating solely to eLoyalty. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 9.1.

         9.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Illinois as such laws are applied to agreements between Illinois residents entered into and to be performed entirely within Illinois.

         9.3 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the closing of the transactions contemplated hereby. Any liability arising out of (i) the representations and warranties of eLoyalty, TSC and the Purchasers made in Sections 3, 4 and 5 hereof, respectively, or (ii) any certificate delivered on behalf of eLoyalty, TSC or the Purchasers pursuant to this Agreement shall terminate and be extinguished upon the completion of the audits of TSC and eLoyalty for the period ending December 31, 2001. No party shall have any liability for any inaccuracy in or breach of any representation or warranty by such party or for any certificate delivered on behalf of such party pursuant to this Agreement if such party can demonstrate that the other party or any of its officers, employees, counsel or other representatives had actual knowledge in writing (including without limitation, by means of electronic transmission) on or before the Funding Date of the facts as a result of which such representation or warranty was inaccurate or breached.

         9.4 Successors and Assigns. The rights and obligations of the parties hereto may not be assigned or transferred, other than by operation of law, without the express written consent of eLoyalty, TSC and the Purchasers. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

         9.5 Entire Agreement. This Agreement, the exhibits to this Agreement, the Disclosure Letter and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         9.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed (a) if to TSC, at 205 North Michigan Avenue, 15th Floor, Chicago, Illinois 60601, or at such other address as TSC shall have furnished to the other parties hereto in writing, (b) if to eLoyalty, at 205 North Michigan Avenue, 15th Floor, Chicago, Illinois 60601, or at such other address as eLoyalty shall have furnished to the other parties hereto in writing, and (c) if to a Purchaser, at the address of the Purchaser as set forth in the signature pages hereto, or at such other address as such Purchaser shall have furnished to the other parties hereto in writing. Notice shall be effective as of the time received by the addressee.

         9.7 Separability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.8 Finder's Fees.

         (1) Each of the Sellers (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

         (2) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Sellers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

         9.9 Expenses. TSC, eLoyalty and the Purchasers shall bear their respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

         9.10 Interpretation. Articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Exhibits and the Disclosure Letter referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in the Disclosure Letter referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Letter is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Disclosure Letter is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Letter is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Disclosure Letter is or is not in the ordinary course of business for purposes of this Agreement. eLoyalty may, from time to time prior to or on the Funding Date, by notice in accordance with the terms of this Agreement, supplement or amend the Disclosure Letter, in order to add information or correct previously supplied information. No such amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding section are no longer true and correct in all material respects. It is specifically agreed that the Disclosure Letter may be amended to add immaterial, as well as material, items thereto. No such supplement or amendment shall be deemed to cure any breach for purposes of Section 6.1(b). If, however, the purchase and sale of the eLoyalty Shares occurs, any such supplement, amendment or addition will be effective to cure and correct for all other purposes any breach of any representation, warranty or covenant which would have existed if eLoyalty had not made such supplement, amendment or addition, and all references to the Disclosure Letter which is supplemented or amended as provided in this Section 9.10 shall for all purposes after the purchase and sale of the eLoyalty Shares be deemed to be a reference to such Disclosure Letter as so supplemented or amended.

         9.11 No Public Announcement. Neither Purchasers, as a party on the one hand, nor the Sellers, as a party on the other hand, shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and SEC disclosure obligations or the rules of any stock exchange.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.13 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchasers, upon any breach or default of the Sellers under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchasers' part of any breach or default under this Agreement, or any waiver on the Purchasers' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement or by law or otherwise afforded to the Purchasers, shall be cumulative and not alternative.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           TECHNOLOGY SOLUTIONS COMPANY
                                           a Delaware corporation



                                           By: /s/ William H. Waltrip
                                               ---------------------------------
                                               Name:  William H. Waltrip
                                               Title: Chairman of the Board

                                           eLOYALTY CORPORATION
                                           a Delaware corporation



                                           By: /s/ Kelly D. Conway
                                               ---------------------------------
                                               Name:  Kelly D. Conway
                                               Title: President and Chief
                                                      Executive Officer

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               INVESTORS:

                                               TCV III (GP)
                                               a Delaware General Partnership
                                               By:  Technology Crossover
                                                    Management III, L.L.C.,
                                               Its: General Partner



                                               By: /s/ Robert C. Bensky
                                                  ------------------------------
                                                  Name:  Robert C. Bensky
                                                  Title: Chief Financial Officer



                                               TCV III, L.P.
                                               a Delaware Limited Partnership
                                               By:  Technology Crossover
                                                    Management III, L.L.C.,
                                               Its: General Partner



                                               By: /s/ Robert C. Bensky
                                                  ------------------------------
                                                  Name:  Robert C. Bensky
                                                  Title: Chief Financial Officer



                                               TCV III (Q), L.P.
                                               a Delaware Limited Partnership
                                               By:  Technology Crossover
                                                    Management III, L.L.C.,
                                               Its: General Partner



                                               By: /s/ Robert C. Bensky
                                                  ------------------------------
                                                  Name:  Robert C. Bensky
                                                  Title: Chief Financial Officer

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                               INVESTORS:

                                               TCV III STRATEGIC PARTNERS, L.P.
                                               a Delaware Limited Partnership
                                               By:  Technology Crossover
                                                    Management III, L.L.C.,
                                               Its: General Partner



                                               By: /s/ Robert C. Bensky
                                                  ------------------------------
                                                  Name:  Robert C. Bensky
                                                  Title: Chief Financial Officer


                                               Mailing Address:
                                                   Technology Crossover Ventures
                                                   56 Main Street, Suite 210
                                                   Millburn, NJ  07041
                                                   Attention:  Robert C Bensky
                                                   Phone:  (973) 467-5320
                                                   Fax:      (973) 467-5323

                                               with a copy to:
                                                   Technology Crossover Ventures
                                                   575 High Street, Suite 400
                                                   Palo Alto, CA  94301
                                                   Attention:  Jay C. Hoag
                                                   Phone:  (650) 614-8210
                                                   Fax:     (650) 614-8222

         IN WITNESS WHEREOF, the Issuer and the Investors have caused this Agreement to be duly executed as of the day and year first above written.


                                               INVESTORS:

                                               SUTTER HILL VENTURES
                                               a California Limited Partnership
                                               By:

                                               Its:



                                               By: /s/ Tench Coxe
                                                  ------------------------------
                                                  Name:  Tench Coxe
                                                  Title: Managing Director


                                               Mailing Address:
                                                 Sutter Hill Ventures
                                                 755 Page Mill Road, Suite A-200
                                                 Palo Alto, CA  94304
                                                 Attention:
                                                 Phone:  (650) 493-5600
                                                 Fax:      (650) 858-1854

                                    EXHIBIT A

--------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF TSC SHARES                   NUMBER OF ELOYALTY
              NAME OF PURCHASER                       BEING PURCHASED                SHARES BEING PURCHASED*
              -----------------                       ---------------                -----------------------
--------------------------------------------------------------------------------------------------------------
   TCV III Strategic Partners, L.P.                     10,379                                49,817

--------------------------------------------------------------------------------------------------------------

             TCV III (GP)                               1,815                                 8,714
--------------------------------------------------------------------------------------------------------------

             TCV III, L.P.                              8,623                                 41,389
--------------------------------------------------------------------------------------------------------------

           TCV III (Q), L.P.                           229,183                              1,100,080
--------------------------------------------------------------------------------------------------------------

         Sutter Hill Ventures                          250,000                              1,200,000
--------------------------------------------------------------------------------------------------------------



---------------

*  Subject to Section 8.4